Exhibit 99.1

FOR IMMEDIATE RELEASE

January 20, 2015

New Official Assessment Indicates Atlantic Menhaden Population is

Healthy, Sustainably Harvested

ASMFC: “Atlantic Menhaden not overfished and overfishing is not occurring”

Reedville, Virginia - Omega Protein Corporation (NYSE: OME), a nutritional product company and a leading integrated provider of specialty oils, essential fatty acids and specialty protein products, is pleased to report that after more than a year of thorough analysis, the Atlantic States Marine Fisheries Commission (ASMFC) has released its 2014 Atlantic Menhaden Stock Assessment. The assessment indicates that the status of the Atlantic menhaden population is not overfished; nor is overfishing occurring.

“Omega Protein is satisfied that the stock assessment results reflect what so many fishermen, spotter pilots and even environmentalists have witnessed, which is that Atlantic menhaden are quite abundant on the East Coast,” said Omega Protein President and CEO Bret Scholtes. “The Company has long been an ardent supporter of cooperative menhaden research and using the best available science to drive fisheries management decisions, rather than political considerations. This assessment should provide confidence to ASMFC Commissioners about the health the Atlantic menhaden stock.”

The official status of the stock had been uncertain since 2013, following the failed 2012 stock assessment which produced unreliable results and greatly contributed to the ASMFC’s 2012 decision to reduce harvest of Atlantic menhaden by 20 percent. The ASMFC harvest reductions first went into place in the 2013 fishing season and have continued through the 2014 fishing season. The results of this new assessment prove that the stock is currently, and has been, robust for the past decade or longer and was not in decline as many special interest groups had claimed.

The next stage of the regulatory process for Atlantic menhaden is the responsibility of the ASMFC Menhaden Management Board. The Menhaden Management Board will review a number of key issues, such as whether to adjust to the current harvest quota, the appropriateness of the current reference points and the allocation of the quota to the ASMFC member states. The Company expects that the Menhaden Management Board will continue to review these issues throughout 2015 and that any changes to menhaden harvest quota would take effect in time for the 2016 fishing season.

View the full 2014 Atlantic menhaden stock assessment here and for additional information, contact publicaffairs@omegaprotein.com.

About Omega Protein Corporation

Omega Protein Corporation (NYSE:OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils and essential fatty acids, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 fishing vessels to harvest menhaden, a fish abundantly found off of the coasts of the Atlantic Ocean and Gulf of Mexico. For more information, please visit www.omegaprotein.com.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like "may," "may not," "believes," "do not believe," "expects," "do not expect," "plans," "anticipates," "do not anticipate," "see," "do not see," "should," or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company's expectations or beliefs regarding the ASMFC’s timetable or the issues under consideration by the ASMFC proving to be incorrect; (2) effects of any ASMFC actions that may not have been foreseen by the Company; (3) or the Company’s interpretation of the ASMFC 2014 Atlantic Menhaden Stock Assessment proving to be incorrect. Other factors are described in further detail in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K.